UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2023

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant.

As previously disclosed, on August 1, 2023, PharmaCyte Biotech, Inc. (the “Company”) was informed by Armanino LLP (“Armanino”), the Company’s then current independent registered public accounting firm, that Armanino would resign as the Company’s independent auditor (not related to any actions taken by the Company). Armanino advised the Company that its decision to resign was due solely to Armanino’s decision to exit from the practice of providing financial statement audit services to all its public company engagements.

On November 5, 2023, the Company engaged Marcum LLP (“Marcum”) as its new independent registered public accounting firm.

During the two fiscal years ended December 31, 2021 and 2022, and the subsequent interim period through November 5, 2023, the Company has not consulted with Marcum regarding either: (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2023	PHARMACYTE BIOTECH, INC.

	By:	/s/ Joshua N. Silverman Joshua N. Silverman Interim Chief Executive Officer and Interim President